Exhibit 99.1

3333 LEE PARKWAY, SUITE 1200 DALLAS, TEXAS 75219 PHONE: 972.629.4400 FAX: 972.629.4401 WWW.GAINSCO.COM

GAINSCO, INC. TO DEREGISTER ITS COMMON STOCK

DALLAS, Texas, January 7, 2011 – GAINSCO, INC. (NYSE Amex: GAN) today announced its Board of Directors approved the voluntary suspension of its duty to file reports with the Securities and Exchange Commission (the “SEC”) and the voluntary deregistration of its common stock. These actions will result in the Company’s common shares no longer being listed on the NYSE Amex and the Company no longer being a reporting issuer to the SEC. The Company is eligible to suspend its reporting obligations and deregister its common stock because there are fewer than 300 holders of record of the Company’s common stock.

In accordance with the resolutions adopted by its Board of Directors, the Company will file certain notices and certifications under the Securities Exchange Act of 1934, including a Form 25 and a Form 15. The Company intends to file a Form 25 to delist its shares on the NYSE Amex in mid January and a Form 15 in late January 2011, and expects that delisting of its common stock to become effective 10 days after the filing of the Form 25 and the deregistration of its common stock will become effective 90 days after the date of the Form 15filing. Upon filing of Form 15, the Company’s obligation to file periodic and current reports with the SEC under Section 13(a), including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

After careful consideration, the Board of Directors concluded that the costs associated with operating as a reporting company, and the attendant demands on management, are not justified by the limited benefits. In that regard, in the last several years, the volume of trading in the Company’s common stock has declined significantly, the public market has not offered liquidity for significant amounts of stock, and the stock often has not traded at all.

The Company is unable to predict the precise cost savings that are expected to result from the decision to suspend its reporting obligations, but it believes such costs will be substantial. These include, but are not limited to, reduced costs arising from audits of financial statements; elimination of quarterly reviews by auditors of interim financial statements; elimination of costs associated with preparation and filing of Forms 10-K, 10-Q, 8-K and other reports, and of proxy statements; and elimination of stock exchange listing fees. In addition, the Company expects that some legal and accounting fees and corporate insurance costs should be reduced over time because of the elimination of required SEC reporting.

Although the Company will no longer file reports with the SEC or be subject to rules of the NYSE Amex, for the foreseeable future it intends to continue making information available to shareholders and to observe corporate governance practices comparable to those which have existed in recent years. Specifically,

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The Company intends to obtain and make available to shareholders annual audited financial statements prepared in accordance with generally accepted accounting principles, beginning with the statements for the year ended December 31, 2010. The timing of the audit is expected to be adjusted to coincide with the audit of the annual financial statements of its insurance company subsidiary, MGA Insurance Company, Inc. (“MGA”). MGA’s audited financial statements are filed with insurance regulatory agencies by June 1, of each year, and this may result in some savings in fees paid to the Company’s independent auditor.

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The Company expects to make available quarterly and annual financial statements of MGA. These financial statements are prepared in accordance with statutory accounting principles applicable to the insurance industry, rather than generally accepted accounting principles, and may not be comparable. However, because MGA represents such a significant part of the Company’s operations, the Company believes that making such financial statements available to shareholders will enable those shareholders with an interest in the insurance company to obtain ongoing information.

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The Company expects to continue to hold an annual meeting of shareholders each year, but it anticipates not distributing a proxy statement or soliciting proxies from shareholders. Notice of the meeting would be given to shareholders.

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The Board of Directors of the Company currently consists of four independent directors and two management directors. Although it will not be under a legal requirement to do so, the Company plans for the foreseeable future to maintain a majority of independent directors on the Board and its Audit, Corporate Governance and Compensation Committees.

GAINSCO, INC. is a Dallas, Texas-based holding company established in 1978. The Company, through its insurance brand, GAINSCO Auto Insurance®, specializes in minimum-limits personal auto coverage and actively distributes its nonstandard personal auto products through independent retail agents in Florida, Georgia and South Carolina (Southeast Region) and in Arizona, New Mexico and Texas (Southwest Region). Its insurance company subsidiary is MGA Insurance Company, Inc.

Some of the statements made in this release may be forward-looking statements. Forward-looking statements relate to expectations or may involve known or unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

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These forward-looking statements reflect current views but are based on assumptions and are subject to risks, uncertainties and other variables which should be considered when making an investment decision. Please refer to the Company’s recent SEC filings and the Annual Report on Form 10-K for the year ended December 31, 2009, for more information regarding factors that could affect the Company’s results.

Forward-looking statements are relevant only as of the dates made, and the Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified in their entirety by this cautionary notice. Actual results may differ significantly from the results discussed in these forward-looking statements.

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Release Date:	Friday, January 7, 2011 – FOR IMMEDIATE RELEASE

Company Contacts:	Scott A. Marek, Asst. Vice President-IR 972.629.4493
Richard M. Buxton, Senior Vice President 972.629.4408
Email address: ir@gainsco.com
Website: www.gainsco.com

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